Synthesis Energy Systems Develops Novel Approach for Large-scale Production of ‘Green Chemicals’ including Methanol and Methanol Derivatives

HOUSTON, June 6, 2013 -- Synthesis Energy Systems, Inc. (Nasdaq: SYMX) ("SES"), a global energy and gasification technology company, has developed a novel technology approach for integrating its gasification technology with renewable waste resources and natural gas technology to cleanly and cost effectively produce high-value “green chemicals” on a large scale.

The new approach grows out of the findings of an engineering study, announced on January 15, which was sponsored by a U.S.-based company and led by SES’ technical team in Houston with assistance from Fluor Enterprises, a leading global engineering, procurement, maintenance and construction company.

The study confirmed SES’ expectations for plant efficiencies, capital costs and operating costs as well as defined the optimal use of potential renewable and gas feedstock combination. The findings lead to a commercially attractive technology offering for producing chemicals such as methanol and methanol derivatives. SES believes this new, innovative approach has primary applicability near large metropolitan areas where it can enable economical production of chemicals, at nominal quantities of 500,000 tons per year. It potentially offers a long-term solution for the utilization of ever-increasing amounts of municipal waste generated worldwide.

“At the beginning of the study, we were seeking an economical solution to produce chemicals at large scale from municipal wastes utilizing the SES’ gasification technology. Through the work of our SES technical team with assistance from Fluor, we exceeded our initial expectations by significantly lowering the capital cost per unit of methanol product. This resulted from innovative integration work, which yielded a cost effective and competitive approach to the production of chemicals utilizing renewable and low cost feedstocks,” commented Robert Rigdon, president and CEO. “Equally as important, the results of this study also demonstrate that SES’ process has an attractive environmental footprint, with low emissions and carbon capture.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to effect the proposed ZJX/China Energy transaction based on its ongoing discussions with ZJX and China Energy, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners, and its ability to develop its marketing arrangement with GE and its other business verticals for power, steel and renewables. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

kevin.kelly@synthesisenergy.com

MBS Value Partners, LLC (SES Investor Relations)

Matthew D. Haines

Managing Director

(212) 710-9686

matt.haines@mbsvalue.com

Feintuch Communications (SES Public Relations)

Richard Anderson

Senior Managing Director

(718) 986-1596

ses@feintuchpr.com